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                                                                     Exhibit f.2

                                                                  EXECUTION COPY

                                AMENDMENT NO. 2
                                       TO
                            NOTE PURCHASE AGREEMENT

                  AMENDMENT NO. 2, dated as of May 20, 2002, among MCG Master Trust (the "Issuer"), MCG Capital Corporation (f/k/a MCG Credit Corporation) (the "Servicer"), Variable Funding Capital Corporation (the "Purchaser"), First Union Securities, Inc. (the "VFCC Deal Agent" and the "Administrative Agent") and Wachovia Bank, National Association (f/k/a First Union National Bank) ("Wachovia"), to that certain Note Purchase Agreement dated as of June 1, 2000 (as amended by Amendment No. 1 and the Omnibus Amendment thereto, the "Note Purchase Agreement") among the Issuer, the Servicer, the Purchaser and the VFCC Deal Agent.

                  WHEREAS, the Issuer, the Servicer, the Purchaser and the VFCC Deal Agent entered into the Note Purchase Agreement in connection with the issuance by the Issuer of the MCG Master Trust Notes; and

                  WHEREAS, Section 9.1 of the Note Purchase Agreement permits the Note Purchase Agreement to be amended from time to time pursuant to the conditions set forth therein; and

                  WHEREAS, the parties hereto wish to amend the Note Purchase Agreement as set forth herein;

                  NOW THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Sale and Servicing Agreement (as defined in Section 1.1(a) of the Note Purchase Agreement).

                  2. The definition of "Minimum Subordination Amount" is hereby amended in its entirety to read as follows:


                  Minimum Subordination Amount: For any date of
                  ----------------------------
                  determination, the greater of (i) the excess of (x) the Outstanding Amount of the Class A Notes divided by 1.00 minus the Minimum Subordination Percentage over (y) the Outstanding Amount of the Class A Notes and (ii) $30 million prior to July 8 2002, and $0 thereafter; provided, however, that from and after the occurrence of an Event of Default (unless such Event of Default is waived pursuant to the terms of the Basic Documents) the Minimum Subordination Amount shall equal the Outstanding Amount of the Class A Notes.


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      3. Annex I (Form of Series 2000-1 Borrowing Base Report) is hereby amended in its entirety to read as set forth on the attachment hereto.

      4. Section 2.1(b) is hereby amended by inserting the phrase "and the Issuer Net Worth would be less than the Required Net Worth" after the phrase "the Minimum Subordination Amount" appearing in clause (X)(ii) thereof.

      5. Section 2.2(b) is hereby amended by inserting the phrase "and the Issuer Net Worth would be less than the Required Net Worth" after the phrase "the Minimum Subordination Amount" appearing in clause (ii) of the proviso thereof.

      6. Section 3.2(iii) is hereby amended in its entirety to read as follows:

                           (iii) On and as of such day, after giving effect to such Purchase (A) the Outstanding Amount of the Class A Notes does not exceed the lesser of (x) the Purchase Limit, or (y) the amount such that the Subordination Amount for the Series 2000-1 Notes would be less than the Minimum Subordination Amount and (B) the Issuer Net Worth is at least equal to the Required Net Worth;

      7. Clause (iv) of Exhibit A is hereby amended in its entirety to read as follows:

                           (iv) As of the date hereof (after giving effect to the Purchase requested hereby) (A) the Outstanding Amount of the Class A Notes does not exceed the lesser of (x) the Purchase Limit or (y) the amount such that the Subordination
         Amount for the Series 2000-1 Notes would be less than the Minimum Subordination Amount and (B) the Issuer Net Worth is at least equal to the Required Net Worth. For purposes hereof, such calculations have been re-calculated by the Issuer based upon amounts and percentages as of the date hereof (after giving effect to the Purchase requested hereby).

      8. Except as otherwise set forth herein, the Note Purchase Agreement shall continue in full force and effect in accordance with its terms.

      9. This Amendment No. 2 may be executed in one or more counterparts, each of which, when so executed, shall be deemed an original; such counterparts, together, shall constitute one and the same agreement.

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     IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE ISSUER:                             MCG MASTER TRUST

                                        By:   MCG CAPITAL CORPORATION
                                              (f/k/a MCG Credit Corporation)


                                              By /s/ Steven F. Tunney
                                                 -------------------------------
                                                 Name: Steven F. Tunney
                                                 Title: President and
                                                        Chief Operating Officer


THE SERVICER:                           MCG CAPITAL CORPORATION
                                        (f/k/a MCG Credit Corporation)


                                              By /s/ Steven F. Tunney
                                                 -------------------------------
                                                 Name: Steven F. Tunney
                                                 Title: President and
                                                        Chief Operating Officer

THE PURCHASERS:                         VARIABLE FUNDING CAPITAL
Commitment:  $200,000,000               CORPORATION, a Delaware corporation

                                        By:   First Union Securities, Inc., as
                                        Attorney-in-fact

                                              By:   /s/ Douglas R. Wilson, Sr.
                                                    ----------------------------
                                              Name: Douglas R. Wilson, Sr.
                                              Title: Vice President


                                        Variable Funding Capital Corporation
                                        c/o First Union Securities, Inc.
                                        One Wachovia Center, TW9
                                        Attention:  Conduit Administration
                                        Facsimile Number (704) 374-2520
                                        Telephone Number:  (704) 383-6036



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THE DEAL AGENTS                   FIRST UNION SECURITIES, INC.
("VFCC Deal Agent") and THE
ADMINISTRATIVE AGENT:


                                            By:         /s/ Mary Katherine Jett
                                                        -----------------------
                                            Name:       Mary Katherine Jett
                                                        -----------------------
                                            Title:      Vice President
                                                        -----------------------
                                  First Union Securities, Inc.
                                  One Wachovia Center, TW9
                                  Charlotte, North Carolina 28288
                                  Attention:  Conduit Administration
                                  Facsimile Number:  (704) 374-2520
                                  Telephone Number:  (704) 383-6036

                                  WACHOVIA BANK, NATIONAL ASSOCIATION
                                  (f/k/a First Union National Bank)


                                  By:       /s/ Raj Shah
                                            -------------------------------
                                  Name:     Raj Shah
                                            -------------------------------
                                  Title:    Director
                                            -------------------------------


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